                                                                   EXHIBIT 10.17
                                  SUB-SUBLEASE

        THIS SUB-SUBLEASE (this "Sub-Sublease") is entered into this 3rd of December, 1999 (the "Effective Date"), by and between GENERAL MAGIC, INC., a Delaware corporation ("Sub-Sublessor"), and AVCOM TECHNOLOGIES, INC., a California corporation ("Sub-Sublessee").


                                    RECITALS:

        A. This Sub-Sublease is made under the terms of that certain lease dated February 20, 1998, by and between Aetna Life Insurance Company, as landlord ("Master Lessor"), and Classifieds2000, Inc., as tenant ("Classifieds2000") (the "Master Lease"). The Master Lease pertains to approximately twenty thousand (20,000) square feet of space located at 955 Benecia Avenue, Sunnyvale, California (the "Premises"). A copy of the Master Lease is attached hereto as Exhibit A and, subject to the terms hereof, is incorporated herein by reference.

        B. Classifieds2000, as sublandlord, and Sub-Sublessor, as subtenant, entered into that certain Sublease (the "Sublease") dated December 4, 1998 pursuant to which Sub-Sublessor has subleased the Premises. The Sublease is attached hereto as Exhibit B and, subject to the terms hereof, is incorporated herein by reference.

        C. Sub-Sublessee desires to sublease a portion of the Premises consisting of approximately ten thousand (10,000) square feet and shown as the cross-hatched area on the floor plan attached hereto as Exhibit C (the "Sub-Sublease Premises"), on the terms and conditions set forth below.

        NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

        1. Sub-Sublease. Sub-Sublessor hereby subleases to Sub-Sublessee, and Sub-Sublessee hereby subleases from Sub-Sublessor, the Sub-Sublease Premises on the terms and conditions hereinafter set forth. Sub-Sublessee acknowledges and agrees that the portion of the Sub-Sublease Premises shown as cross-hatched on Exhibit C-1 which consists of the front lobby area, the bathrooms and conference room nos. 102 and 103 (collectively, the "Shared Area") shall be subleased and used by Sub-Sublessee on a non-exclusive basis together with the other sub-sublessee within the Building, DataRover Mobile Systems, Inc ("DataRover"). Sub-Sublessee and DataRover shall cooperate with one another in their usage of the Shared Area and shall work together to establish a system providing for an equitable allocation of (i) their usage of the conference rooms which shall generally be on a first-come first-served basis (ii) any utility charges and janitorial expenses attributable to the Shared Area which are not paid to Sub-Sublessor as additional rent as provided in Paragraph 3(b) below. Sub-Sublessee agrees that in no event shall any disputes between Sub-Sublessee and DataRover regarding the usage of or allocation of expenses attributable to the Shared Area constitute a basis for withholding or offsetting payments due hereunder to Sub-Sublessor or for excusing Sub-Sublessee from performing any of its other obligations hereunder.



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

        2. Term. The term of this Sub-Sublease (the "Term") shall commence on the later of (a) December __, 1999, or (b) the date that the consents to this Sub-Sublease have been obtained from the Master Lessor and Classifieds2000 (the "Commencement Date"). Subject to Paragraphs 13 and 14 hereof, the Term shall expire on March 31, 2003 (the "Expiration Date"). Notwithstanding the foregoing, if for any reason Sub-Sublessor cannot deliver possession of the Sub-Sublease Premises to Sub-Sublessee on the Commencement Date, Sub-Sublessor shall not be subject to any liability on account of said failure to deliver, nor shall such failure affect the validity of the Sub-Sublease or the obligations of the Sub-Sublessee hereunder, but in such event, Sub-Sublessee shall not be obligated to pay rent for the Sub-Sublease Premises until possession thereof is tendered to Sub-Sublessee. Sub-Sublessee shall have no option to extend the Term.

        3. Rent.

           (a) Base Monthly Rent. Sub-Sublessee shall pay to Sub-Sublessor as base monthly rent for the Sub-Sublease Premises ("Monthly Rent") the following amounts for the indicated time periods:

                      Lease Months                Monthly Rent
                      ------------                ------------
                      1-12                        $18,500.00
                      13-24                       $19,000.00
                      25-36                       $19,500.00
                      37- end of term             $20,000.00


Monthly Rent shall be payable, in advance on the first day of each month, without deduction, offset or abatement to Sub-Sublessor at the address set forth in Paragraph 12 below or at such other address as may be designated in writing. Monthly Rent for any partial month during the Term shall be prorated based on a thirty (30) day month. Monthly Rent for the first month of the Term in the amount of Eighteen Thousand Five Hundred Dollars ($18,500) shall be paid to Sub-Sublessor upon the execution hereof.

        (b) Additional Rent. Commencing on the Commencement Date and continuing throughout the Term, in addition to the Monthly Rent described above, Sub-Sublessee shall pay to Sub-Sublessor one-half (1/2) of all amounts payable by Sub-Sublessor under the Sublease in connection with the operation, maintenance and management of the Premises, including, without limitation, all sums payable by Sub-Sublessor under Section 2.3 of the Sublease and all sums paid by Sub-Sublessor for janitorial services. Additionally, from and after the Commencement Date, Sub-Sublessee shall be fully responsible for all of the costs and expenses incurred in connection with all utilities and services furnished to the Sub-Sublease Premises whether separately metered or paid by Sub-Sublessor and apportioned between Sub-Sublessee and DataRover.

        4. Security Deposit. Concurrently with Sub-Sublessee's execution of this Sub-Sublease, Sub-Sublessee shall deposit with Sub-Sublessor the sum of Forty Thousand Dollars ($40,000.00), which shall be held by Sub-Sublessor as security for the faithful performance of all the terms of this Sub-Sublease. If Sub-Sublessee fails to pay rent or otherwise defaults with respect to any provision of this Sub-Sublease, then Sub-Sublessor may draw upon, use, apply or retain all or any portion of the security deposit for the payment of any rent or other charge in default, for the payment of any other sum which Sub-Sublessor has become obligated to pay by reason of Sub-Sublessee's default, or to compensate Sub-Sublessor for any loss or damage which Sub-Sublessor has suffered thereby. If Sub-Sublessor so uses or applies all or any portion of the security deposit, then the Sub-Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sub-Sublessor in the amount required to restore the security deposit to the full amount stated above. Upon the expiration of this Sub-Sublease, if Sub-Sublessee is not in default, Sub-Sublessor shall return to Sub-Sublessee so much of the security deposit as has not been applied by Sub-Sublessor pursuant to this Paragraph 4, or which is not otherwise required to cure Sub-Sublessee's defaults.

        5. Incorporation of Lease Terms.

           (a) Subordination; Sub-Sublessee Obligations. This Sub-Sublease is subject and subordinate to all of the terms and conditions of the Master Lease and the Sublease. Except for those provisions of the Master Lease and Sublease excluded by Paragraph 5(b) below, Sub-Sublessee hereby expressly assumes the obligations of Sub-Sublessor as "Tenant" under the Master Lease and as "Subtenant" under the Sublease, to the extent such obligations arise from and after the Commencement Date and are applicable to the Sub-Sublease Premises. If Sub-Sublessee fails to pay any sum of money to Sub-Sublessor, or fails, within any applicable cure period, to perform any other obligation hereunder, then Sub-Sublessor may, but shall not be required to, make such payment or perform such act. All such sums paid and all costs and expenses of performing any such act shall be deemed additional rent payable by Sub-Sublessee to Sub-Sublessor upon demand, together with interest thereon at the rate described in Section 45 of the Master Lease.

           (b) Incorporation. All of the terms and conditions applicable to the Sub-Sublease Premises contained in the Master Lease are incorporated herein as terms of this Sub-Sublease (with each reference therein to "Landlord" and "Tenant" to be deemed to refer to "Sub-Sublessor" and "Sub-Sublessee" respectively) except for those provisions specifically excluded or modified under the Sublease, all of which are excluded from this Sub-Sublease. All of the terms and conditions applicable to the Sub-Sublease Premises contained in the Sublease, including those terms of the Master Lease which are specifically incorporated into the Sublease, are incorporated herein as terms of this Sub-Sublease (with each reference therein to "Sublandlord" and "Subtenant" to be deemed to refer to "Sub-Sublessor" and "Sub-Sublessee" respectively) except for those provisions specifically modified by the terms of this Sub-Sublease and except that Sections 2.1, 2.2, 2.5, 4.1, 7 and 14 of the Sublease are hereby excluded from this Sub-Sublease.

           (c) Sub-Sublessor's Obligations. Notwithstanding the foregoing, it is understood and agreed that Sub-Sublessor shall not be obligated to perform any of the obligations of Master Lessor under the Master Lease with respect to the provisions of the Master



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

Lease incorporated into the Sublease, and that Sub-Sublessor shall not be obligated to perform any of the obligations of Classifieds2000 under the Sublease with respect to the provisions of the Sublease incorporated into this Sub-Sublease.

           (d) Indemnification. Sub-Sublessee hereby agrees to indemnify and hold harmless Sub-Sublessor from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sub-Sublessor arising out of, from or in connection with (i) the use or occupancy of the Sub-Sublease Premises by Sub-Sublessee, or (ii) any breach or default by Sub-Sublessee under this Sub-Sublease.

        6. Use. The Sub-Sublease Premises shall be used and occupied solely for general office use and other legally related uses.

        7. Condition of the Sub-Sublease Premises. Notwithstanding any provision to the contrary in the Master Lease and the Sublease, by execution of this Sub-Sublease, Sub-Sublessee accepts the Sub-Sublease Premises as being in good and sanitary order, condition, and repair, and accepts the Sub-Sublease Premises "as is" in their present condition without any representation or warranty by Sub-Sublessor as to the use or occupancy which may be made thereof. Sub-Sublessee shall have no restoration obligations pursuant to the terms of the Master Lease with respect to any alterations made by Sub-Sublessor or Classifieds2000 to the Sub-Sublease Premises prior to the Commencement Date; provided, however, Sub-Sublessee shall be responsible for all restoration obligations pursuant to the terms of the Master Lease with respect to alterations made by Sub-Sublessee to the Sub-Sublease Premises from and after the Commencement Date. Each party shall indemnify the other against all damages, costs and expenses which the other party may incur by reason of a breach or failure on the other party's part to comply with the foregoing sentence, including reasonable attorneys' fees and court costs.

        8. Insurance.

           (a) Sub-Sublessee's Insurance. Sub-Sublessee agrees to carry the insurance coverage described in Section 16 of the Master Lease during the term of this Sub-Sublease. Sub-Sublessee shall name Sub-Sublessor, Classifieds2000 and Master Lessor as additional insureds under the required insurance policies. Prior to its occupancy of the Sub-Sublease Premises, Sub-Sublessee shall deliver certificates of insurance evidencing the above to Sub-Sublessor, Classifieds2000, and Master Lessor.

           (b) Waiver of Subrogation. The waivers of rights of recovery and subrogation set forth in Paragraph 18 of the Master Lease shall be deemed a four party agreement binding among and inuring to the benefit of Sub-Sublessor, Sub-Sublessee, Master Lessor and Classifieds2000.

        9. Assignment and Subletting. Notwithstanding any provision in the Sublease to the contrary, and subject to Section 24 of the Master Lease:

           (a) Sub-Sublessor's Consent. Sub-Sublessee shall not transfer, assign or convey this Sub-Sublease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Sublease Premises or any part thereof, or any right or privilege appurtenant thereto, without the prior written consent of Sub-Sublessor, which consent shall not be unreasonably



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

withheld. Any attempted or purported transfer of this Sub-Sublease, or the Sub-Sublessee's interest in this Sub-Sublease or in and to the Sub-Sublease Premises without Sub-Sublessor's prior written consent shall be void and confer no rights upon any third person and at Sub-Sublessor's election shall constitute a default by Sub-Sublessee under this Sub-Sublease. Consent by Sub-Sublessor to any such assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting.

           (b) Requirements. Each assignment, sublease or other act which requires the consent of Sub-Sublessor pursuant to Paragraph 9(a) above, and to which Sub-Sublessor has consented shall be by an instrument in writing in form reasonably satisfactory to Sub-Sublessor, and shall be executed by all parties to the transaction. Each assignee shall agree in writing for the benefit of Sub-Sublessor to assume, to be bound by and to perform the terms, conditions and covenants of this Sub-Sublease to be performed by Sub-Sublessee. One executed copy of such written instrument shall be delivered to Sub-Sublessor.

           (c) No Release of Sub-Sublessee. Regardless of Sub-Sublessor's consent, no subletting or assignment shall release Sub-Sublessee of Sub-Sublessee's obligation or alter the primary liability of Sub-Sublessee to pay the rent and to perform all other obligations to be performed by Sub-Sublessee hereunder. The acceptance of rent by Sub-Sublessor from any other person shall not be deemed to be a waiver by Sub-Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Sub-Sublessee or any successor of Sub-Sublessee, in the performance of any of the terms hereof, Sub-Sublessor may proceed directly against Sub-Sublessee without the necessity of exhausting remedies against said assignee.

           (d) Attorney's Fees. In the event Sub-Sublessee shall assign or sublet the Sub-Sublease Premises or request the consent of Sub-Sublessor to any assignment or subletting or if Sub-Sublessee shall request the consent of Sub-Sublessor for any act Sub-Sublessee proposes to do then Sub-Sublessee shall pay Sub-Sublessor's reasonable attorneys' fees incurred in connection therewith.

        10. Consent. Notwithstanding any provision to the contrary in the Master Lease, whenever the consent of Master Lessor is required under the Master Lease, Sub-Sublessee shall obtain the consent of each of Sub-Sublessor, Classifieds2000 and Master Lessor, in that order.

        11. Notices. All notices given under this Sub-Sublease shall be deemed delivered on actual receipt or refusal of delivery, and to reflect the following addresses of the parties to which all communications, notices and demands of any kind which either party may be required or desires to give to or serve upon the other party shall be sent:

        If to Sub-Sublessor:

               General Magic, Inc.
               420 North Mary Avenue
               Sunnyvale, CA  94086



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

               Attn:  General Counsel
               Facsimile (408) 774-4023

        If to Sub-Sublessee:

               AVCOM TECHNOLOGIES, INC.
               573 Maude Ct.
               Sunnyvale, CA  94086
               Attn:  Brad Bishop, CEO
               Fax:  408-735-9111

        12. Brokers. Sub-Sublessee has been represented by and shall pay a brokerage commission in connection with this Sub-Sublease to Cornish & Carey ("Broker") pursuant to a separate agreement between Sub-Sublessee and Broker. Except as provided in the foregoing sentence, each party represents to the other that no brokerage commission or finder's fee has been incurred in connection with this transaction, and each party shall indemnify the other against any such commission or fee which may be alleged to have been incurred by it in connection with this Sub-Sublease.

        13. Default. In addition to all other rights and remedies of Sub-Sublessor hereunder, should Sub-Sublessee be in default under any of the covenants or obligations of the Master Lease, the Sublease, or this Sub-Sublease, including payment of Monthly Rent and other payments, then Sub-Sublessor shall have the rights of Master Lessor set forth in the Master Lease in the event of such default.

        14. Termination of Master Lease or Sublease. In the event the Master Lease or Sublease is terminated for any reason, then, on the date of such termination, this Sub-Sublease shall automatically terminate and be of no further force or effect. If the termination of the Master Lease or the Sublease (and resulting termination of the Sublease and/or this Sub-Sublease) occurs through no fault of Sub-Sublessor, Sub-Sublessor shall have no liability to Sub-Sublessee for the resultant termination of this Sub-Sublease.

        15. Entire Agreement. This Sub-Sublease contains all of the terms, covenants and conditions agreed to by Sub-Sublessor and Sub-Sublessee and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties to this Sub-Sublease or their respective successors in interest.

        16. Exhibits. All exhibits attached hereto are incorporated in this Sub-Sublease, except as expressly excluded herein.

        17. Counterparts. This Sub-Sublease may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same Sublease.

        18. Alterations, Additions or Improvements. In addition to the requirements of Section 13 of the Master Lease as incorporated herein, Sub-Sublessee shall obtain the written approval of Sub-Sublessor as to the improvement plans and the general contractor prior to making any alterations, additions or improvements in or to the Sub-Sublease Premises. Sub-



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

Sublessor shall not unreasonably withhold its consent to any proposed alterations, additions or improvements or to Sub-Sublessee's choice of general contractor.

        19. Parking. Sub-Sublessee shall have the right to use thirty-seven (37) parking spaces in the Parking Areas as provided in the Master Lease on a non-exclusive, non-designated basis.

        20. Conditions Precedent to Effectiveness. This Sub-Sublease shall not become effective until Master Lessor and Classifieds2000 have consented to this Sub-Sublease. If the foregoing has not occurred within thirty (30) days of the parties execution of this Sub-Sublease, then this Sub-Sublease shall be deemed void and the parties shall have no further rights or obligations hereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease on the date first above written.



                                        SUB-SUBLESSOR:
                                        General Magic, Inc., a Delaware
                                        corporation



                                        By: /s/ Rose M. Marcario
                                           -----------------------------------
                                        Its: CFO
                                            ----------------------------------

                                        SUB-SUBLESSEE:
                                        AVCOM TECHNOLOGIES, INC., a
                                        California corporation



                                        By: /s/ Mark Malone
                                           -----------------------------------
                                        Its: CFO
                                            ----------------------------------



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


                                    EXHIBIT A

                                  Master Lease

                                    EXHIBIT B

                                    Sublease

                                    EXHIBIT C

                              Sub-Sublease Premises

                        EXHIBIT C - SUB-SUBLEASE PREMISES



                                  [FLOOR PLAN]

                                   EXHIBIT C-1

                                   Shared Area

                             EXHIBIT C-1 SHARED AREA



                                  [FLOOR PLAN]